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                                 EXHIBIT 99.1
                                 ------------

                                     PROXY
                          VALLEY NATIONAL CORPORATION
                           1011 North Lanier Avenue
                             LANETT, ALABAMA 36863
                                (334) 644-3171

                        ANNUAL MEETING OF SHAREHOLDERS

                              July 9, 1998

        PLEASE SIGN AND RETURN PROMPTLY IN THE SELF-ADDRESSED ENVELOPE
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Charles M. Reeves or Mac H. Langley as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of VALLEY NATIONAL CORPORATION, which the undersigned is entitled to vote at the annual meeting of shareholders to be held at 1011 North Lanier Avenue, Lanett, Alabama 336863 on Thursday, July 9, 1998, at 10:00 a.m. Eastern Daylight Savings Time, or any adjournment thereof.

 (1) To consider and vote upon the approval and adoption of a Merger Agreement and Plan of Merger dated as of February 24, 1998 (the "Merger Agreement") among First National Sylacauga Corporation ("FNSC") and Valley National Corporation, a copy of which is set forth as Appendix A to the Joint Proxy Statement/Prospectus delivered to shareholders. The Merger Agreement provides for, among other things, the proposed merger of FNSC with and into Valley National Corporation (the "Merger"), with Valley National Corporation to be the surviving corporation of the Merger with a resulting name change to Frontier National Corporation:

      [ ]    FOR               [ ]     AGAINST   [ ]     ABSTAIN

 (2) To elect a Board of Directors to serve for the ensuing year and until successors have been elected and qualified:


      [ ]    FOR               [ ]     AGAINST   [ ]     ABSTAIN

 (3) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for proposals 1 and 2.

        PLEASE SIGN AND RETURN IN THE  ENCLOSED POSTAGE-PAID ENVELOPE.
          THIS IS THE ONLY DOCUMENT YOU NEED TO RETURN AT THIS TIME.


 Date:  _________________________     _________________________________________
                                      Signature of Shareholder(s)


 Date:  _________________________     _________________________________________
                                      Signature of Shareholder(s)

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